Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2023 RESULTS

DOWNERS GROVE, Ill., April 26, 2023 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2023. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended March 31,
($ in millions, except per share data)	2023	2022	% Change
U.S. GAAP
Revenue	$2,079	$2,052	1%
Net earnings	229	226	1%
Diluted EPS	1.63	1.56	4%

Non-GAAP
Organic revenue change			3%
Adjusted net earnings [1]	273	275	(1)%
Adjusted diluted EPS	1.94	1.90	2%

1 Q1 2023 and 2022 adjusted net earnings exclude after tax purchase accounting expenses and restructuring and other costs.

For the quarter ended March 31, 2023, Dover generated revenue of $2.1 billion, an increase of 1% (+3% organic). GAAP net earnings of $229 million increased 1%, and GAAP diluted EPS of $1.63 was up 4%. On an adjusted basis, net earnings of $273 million decreased 1% and adjusted diluted EPS of $1.94 was up 2%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "Dover delivered solid results in the first quarter, as strong execution more than offset inflationary and foreign currency translation headwinds. Revenue grew across the majority of our portfolio, enabled by the recovery in global supply chains and solid demand across many of our end markets. New order intake in the quarter was healthy and encouraging for the rest of the year.

“Margin performance was as expected with four out of five segments improving year-over-year margins meaningfully on volume leverage, cost actions, and disciplined pricing. Margins in the Pumps and Process Solutions segment were lower due to the mix effect of lower biopharma volumes, though sequential order rates in the quarter inflected positively leading us to expect the biopharma business will improve sequentially from here and return to growth in the second half.

“Our prior investments in automation, productivity projects, and cost actions are delivering the benefits necessary to offset inflationary input costs. We are in the process of completing several capacity expansions in our secular growth businesses that we highlighted at our recent investor day putting us in position to win share in these attractive markets. The recent acquisition of Witte in our plastics and polymers business is performing ahead of expectations. Our strong financial position allows us to pursue our healthy pipeline of attractive bolt-on acquisitions and to opportunistically return capital to our shareholders.

“We are encouraged by the trends and performance so far in 2023, and have a constructive but also watchful outlook for the remainder of 2023. Overall demand conditions in our attractive industrial markets remain solid, and our bookings are healthy. Our elevated backlog levels, especially in some of our longer-cycle businesses, provide good visibility to our full year forecast. We are on track to deliver our full year cash flow target as we liquidate inventory in concert with a normalization of our backlog. We are mindful of the mixed macroeconomic backdrop and are diligently monitoring our customers’ plans, with available cost control levers and operational flexibility positioning us to deliver results in various macroeconomic environments. We maintain our full year adjusted EPS guidance.”

FULL YEAR 2023 GUIDANCE:

In 2023, Dover expects to generate GAAP EPS in the range of $7.81 to $8.01 (adjusted EPS of $8.85 to $9.05), based on full year revenue growth of 3% to 5% (all-in and organic).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its first quarter results at 9:00 A.M. Eastern Time (8:00 A.M. Central Time) on Wednesday, April 26, 2023. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's first quarter results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, the impact of interest rate and currency exchange rate fluctuations, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, the impact on global or a regional economy due to the outbreak or escalation of hostilities or war, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2023

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended March 31,
	2023	2022
Revenue	$2,079,023	$2,051,901
Cost of goods and services	1,332,004	1,308,707
Gross profit	747,019	743,194
Selling, general and administrative expenses	432,414	443,843
Operating earnings	314,605	299,351
Interest expense	34,214	26,552
Interest income	(2,091)	(775)
Other income, net	(3,808)	(2,129)
Earnings before provision for income taxes	286,290	275,703
Provision for income taxes	57,716	49,550
Net earnings	$228,574	$226,153

Net earnings per share:
Basic	$1.64	$1.57
Diluted	$1.63	$1.56
Weighted average shares outstanding:
Basic	139,757	144,087
Diluted	140,616	145,329

Dividends paid per common share	$0.505	$0.500

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
REVENUE
Engineered Products	$497,549	$487,647	$514,436	$516,501	$525,048	$2,043,632
Clean Energy & Fueling	430,729	458,395	494,075	464,022	462,015	1,878,507
Imaging & Identification	283,091	272,255	275,951	282,371	293,238	1,123,815
Pumps & Process Solutions	413,881	435,195	441,127	433,558	418,355	1,728,235
Climate & Sustainability Technologies	455,325	399,078	434,164	462,671	441,811	1,737,724
Intersegment eliminations	(1,552)	(669)	(1,038)	(832)	(1,286)	(3,825)
Total consolidated revenue	$2,079,023	$2,051,901	$2,158,715	$2,158,291	$2,139,181	$8,508,088

NET EARNINGS
Segment Earnings:
Engineered Products	$84,275	$71,130	$81,671	$90,145	$103,573	$346,519
Clean Energy & Fueling	73,605	72,962	99,034	90,208	90,789	352,993
Imaging & Identification	68,315	58,598	61,392	74,477	73,617	268,084
Pumps & Process Solutions	115,244	146,617	138,048	128,573	119,780	533,018
Climate & Sustainability Technologies	73,778	53,609	64,181	75,190	61,504	254,484
Total segment earnings	415,217	402,916	444,326	458,593	449,263	1,755,098
Purchase accounting expenses [1]	42,679	53,286	47,019	40,526	40,272	181,103
Restructuring and other costs [2]	14,053	10,552	7,944	8,613	11,881	38,990
Loss on dispositions [3]	—	194	—	—	—	194
Corporate expense / other [4,5]	40,072	37,404	27,967	27,876	42,033	135,280
Interest expense	34,214	26,552	26,989	29,789	33,126	116,456
Interest income	(2,091)	(775)	(949)	(1,244)	(1,462)	(4,430)
Earnings before provision for income taxes	286,290	275,703	335,356	353,033	323,413	1,287,505
Provision for income taxes	57,716	49,550	45,738	67,007	59,834	222,129
Net earnings	$228,574	$226,153	$289,618	$286,026	$263,579	$1,065,376

SEGMENT EARNINGS MARGIN
Engineered Products	16.9%	14.6%	15.9%	17.5%	19.7%	17.0%
Clean Energy & Fueling	17.1%	15.9%	20.0%	19.4%	19.7%	18.8%
Imaging & Identification	24.1%	21.5%	22.2%	26.4%	25.1%	23.9%
Pumps & Process Solutions	27.8%	33.7%	31.3%	29.7%	28.6%	30.8%
Climate & Sustainability Technologies	16.2%	13.4%	14.8%	16.3%	13.9%	14.6%
Total segment earnings margin	20.0%	19.6%	20.6%	21.2%	21.0%	20.6%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] Loss on dispositions includes working capital adjustments related to dispositions.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

5 Q4 and FY 2022 include a $6.3 million settlement charge related to our U.S. qualified defined benefit plan.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
Net earnings per share:
Basic	$1.64	$1.57	$2.01	$2.01	$1.88	$7.47
Diluted	$1.63	$1.56	$2.00	$2.00	$1.87	$7.42

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$228,574	$226,153	$289,618	$286,026	$263,579	$1,065,376

Weighted average shares outstanding:
Basic	139,757	144,087	143,832	142,506	140,343	142,681
Diluted	140,616	145,329	144,669	143,257	141,168	143,595

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
Adjusted net earnings:
Net earnings	$228,574	$226,153	$289,618	$286,026	$263,579	$1,065,376
Purchase accounting expenses, pre-tax [1]	42,679	53,286	47,019	40,526	40,272	181,103
Purchase accounting expenses, tax impact [2]	(9,599)	(12,538)	(11,013)	(9,494)	(8,689)	(41,734)
Restructuring and other costs, pre-tax [3]	14,053	10,552	7,944	8,613	11,881	38,990
Restructuring and other costs, tax impact [2]	(2,990)	(2,191)	(1,803)	(1,921)	(2,311)	(8,226)
Loss on dispositions, pre-tax [4]	—	194	—	—	—	194
Loss on dispositions, tax-impact [2]	—	(27)	—	—		(27)
Tax Cuts and Jobs Act [5]	—	—	(22,579)	—	—	(22,579)
Adjusted net earnings	$272,717	$275,429	$309,186	$323,750	$304,732	$1,213,097

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.63	$1.56	$2.00	$2.00	$1.87	$7.42
Purchase accounting expenses, pre-tax [1]	0.30	0.37	0.33	0.28	0.29	1.27
Purchase accounting expenses, tax impact [2]	(0.07)	(0.09)	(0.08)	(0.07)	(0.06)	(0.30)
Restructuring and other costs, pre-tax [3]	0.10	0.07	0.05	0.06	0.08	0.26
Restructuring and other costs, tax impact [2]	(0.02)	(0.02)	(0.01)	(0.01)	(0.02)	(0.06)
Loss on dispositions, pre-tax [4]	—	—	—	—	—	—
Loss on dispositions, tax-impact [2]	—	—	—	—	—	—
Tax Cuts and Jobs Act [5]	—	—	(0.16)	—	—	(0.16)
Adjusted diluted net earnings per share	$1.94	$1.90	$2.14	$2.26	$2.16	$8.45

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. Q1, Q2, and FY 2022 include $12,487, $7,158, and $19,869 of amortization of inventory step-up, respectively, primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 and FY 2022 include $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring and other costs and $2,117 related to write-off of assets due to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment.

4 Q1 2022 and FY 2022 represents working capital adjustments related to the disposition of Unified Brands and the Race Winning Brands equity method investment in Q4 2021.
5 Q2 and FY 2022 represent a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$84,275	$71,130	$81,671	$90,145	$103,573	$346,519
Other depreciation and amortization [1]	7,070	7,274	6,799	6,819	6,853	27,745
Adjusted segment EBITDA [2]	91,345	78,404	88,470	96,964	110,426	374,264
Adjusted segment EBITDA margin [2]	18.4%	16.1%	17.2%	18.8%	21.0%	18.3%

Clean Energy & Fueling:
Segment earnings	$73,605	$72,962	$99,034	$90,208	$90,789	$352,993
Other depreciation and amortization [1]	7,046	8,466	6,533	6,893	6,923	28,815
Adjusted segment EBITDA [2]	80,651	81,428	105,567	97,101	97,712	381,808
Adjusted segment EBITDA margin [2]	18.7%	17.8%	21.4%	20.9%	21.1%	20.3%

Imaging & Identification:
Segment earnings	$68,315	$58,598	$61,392	$74,477	$73,617	$268,084
Other depreciation and amortization [1]	3,394	3,497	3,496	3,372	3,820	14,185
Adjusted segment EBITDA [2]	71,709	62,095	64,888	77,849	77,437	282,269
Adjusted segment EBITDA margin [2]	25.3%	22.8%	23.5%	27.6%	26.4%	25.1%

Pumps & Process Solutions:
Segment earnings	$115,244	$146,617	$138,048	$128,573	$119,780	$533,018
Other depreciation and amortization [1]	10,939	9,922	9,787	10,137	10,993	40,839
Adjusted segment EBITDA [2]	126,183	156,539	147,835	138,710	130,773	573,857
Adjusted segment EBITDA margin [2]	30.5%	36.0%	33.5%	32.0%	31.3%	33.2%

Climate & Sustainability Technologies:
Segment earnings	$73,778	$53,609	$64,181	$75,190	$61,504	$254,484
Other depreciation and amortization [1]	6,624	6,495	6,443	6,736	6,530	26,204
Adjusted segment EBITDA [2]	80,402	60,104	70,624	81,926	68,034	280,688
Adjusted segment EBITDA margin [2]	17.7%	15.1%	16.3%	17.7%	15.4%	16.2%

Total Segments:
Total segment earnings [2,3]	$415,217	$402,916	$444,326	$458,593	$449,263	$1,755,098
Other depreciation and amortization [1]	35,073	35,654	33,058	33,957	35,119	137,788
Total Adjusted segment EBITDA [2]	450,290	438,570	477,384	492,550	484,382	1,892,886
Total Adjusted segment EBITDA margin [2]	21.7%	21.4%	22.1%	22.8%	22.6%	22.2%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY NET EARNINGS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
Net earnings	$228,574	$226,153	$289,618	$286,026	$263,579	$1,065,376
Provision for income taxes	57,716	49,550	45,738	67,007	59,834	222,129
Earnings before provision for income taxes	286,290	275,703	335,356	353,033	323,413	1,287,505
Interest income	(2,091)	(775)	(949)	(1,244)	(1,462)	(4,430)
Interest expense	34,214	26,552	26,989	29,789	33,126	116,456
Corporate expense / other [1,7]	40,072	37,404	27,967	27,876	42,033	135,280
Loss on dispositions [2]	—	194	—	—	—	194
Restructuring and other costs [3]	14,053	10,552	7,944	8,613	11,881	38,990
Purchase accounting expenses [4]	42,679	53,286	47,019	40,526	40,272	181,103
Total segment earnings [6]	415,217	402,916	444,326	458,593	449,263	1,755,098
Add: Other depreciation and amortization [5]	35,073	35,654	33,058	33,957	35,119	137,788
Total adjusted segment EBITDA [6]	$450,290	$438,570	$477,384	$492,550	$484,382	$1,892,886

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

[2] Loss on dispositions includes working capital adjustments related to dispositions.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, exit costs, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[5] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[6] Refer to Non-GAAP Disclosures section for definition.
7 Q4 and FY 2022 include a $6.3 million settlement charge related to our U.S. qualified defined benefit plan.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

2023
Q1
Organic
Engineered Products	3.4%
Clean Energy & Fueling	(2.6)%
Imaging & Identification	8.2%
Pumps & Process Solutions	(7.1)%
Climate & Sustainability Technologies	16.2%
Total Organic	2.9%
Acquisitions	0.9%
Currency translation	(2.5)%
Total*	1.3%
* Totals may be impacted by rounding.

2023
Q1
Organic
United States	2.6%
Other Americas	16.8%
Europe	(0.3)%
Asia	(3.9)%
Other	20.8%
Total Organic	2.9%
Acquisitions	0.9%
Currency translation	(2.5)%
Total*	1.3%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2023 Guidance for Earnings per Share (GAAP)	$7.81		$8.01
Purchase accounting expenses, net		0.90
Restructuring and other costs, net		0.14
2023 Guidance for Adjusted Earnings per Share (Non-GAAP)	$8.85		$9.05
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
Net Cash Flows Provided By (Used In):
Operating activities	$241,284	$23,683	$178,773	$264,625	$338,643	$805,724
Investing activities	(43,556)	(46,963)	(68,890)	(286,208)	(138,863)	(540,924)
Financing activities	(306,565)	(75,204)	120,469	(178,844)	(126,686)	(260,265)

Quarterly Free Cash Flow (Non-GAAP)

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
Cash flow from operating activities	$241,284	$23,683	$178,773	$264,625	$338,643	$805,724
Less: Capital expenditures	(48,375)	(50,381)	(50,196)	(65,462)	(54,923)	(220,962)
Free cash flow	$192,909	$(26,698)	$128,577	$199,163	$283,720	$584,762

Cash flow from operating activities as a percentage of revenue	11.6%	1.2%	8.3%	12.3%	15.8%	9.5%

Cash flow from operating activities as a percentage of adjusted net earnings	88.5%	8.6%	57.8%	81.7%	111.1%	66.4%

Free cash flow as a percentage of revenue	9.3%	(1.3) %	6.0%	9.2%	13.3%	6.9%

Free cash flow as a percentage of adjusted net earnings	70.7%	(9.7) %	41.6%	61.5%	93.1%	48.2%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2023	2022
	Q1	Q1	Q2	Q3	Q4	FY 2022
BOOKINGS

Engineered Products	$536,472	$541,035	$452,668	$512,374	$498,249	$2,004,326
Clean Energy & Fueling	454,526	501,491	487,861	432,259	399,414	1,821,025
Imaging & Identification	290,712	307,104	292,136	281,789	273,170	1,154,199
Pumps & Process Solutions	464,297	459,790	471,693	415,253	362,468	1,709,204
Climate & Sustainability Technologies	300,014	444,852	403,574	422,820	388,527	1,659,773
Intersegment eliminations	(1,530)	(2,295)	(1,207)	(423)	(1,391)	(5,316)
Total consolidated bookings	$2,044,491	$2,251,977	$2,106,725	$2,064,072	$1,920,437	$8,343,211

ADJUSTED BOOKINGS

Engineered Products	$536,472	$541,035	$452,668	$512,374	$498,249	$2,004,326
Clean Energy & Fueling	454,526	501,491	487,861	432,259	399,414	1,821,025
Imaging & Identification	290,712	307,104	292,136	281,789	273,170	1,154,199
Pumps & Process Solutions	464,297	459,790	471,693	415,253	362,468	1,709,204
Climate & Sustainability Technologies[1]	390,814	444,852	477,674	422,820	388,527	1,733,873
Intersegment eliminations	(1,530)	(2,295)	(1,207)	(423)	(1,391)	(5,316)
Total consolidated adjusted bookings	$2,135,291	$2,251,977	$2,180,825	$2,064,072	$1,920,437	$8,417,311
1 Q1 2023 excludes a reversal of ~$90M of previously-booked orders from one customer in food retail. Q2 2022 and FY 2022 excludes a reversal of ~$74M of previously-booked orders from one customer in beverage can-making.

BACKLOG

Engineered Products	$755,442	$830,135	$759,589	$742,766	$720,114
Clean Energy & Fueling	337,116	426,342	411,350	368,050	312,142
Imaging & Identification	236,215	243,411	255,255	241,896	232,812
Pumps & Process Solutions	742,890	704,935	715,646	679,955	686,512
Climate & Sustainability Technologies	899,379	1,218,155	1,186,180	1,139,737	1,068,644
Intersegment eliminations	(1,083)	(1,756)	(1,839)	(1,439)	(1,893)
Total consolidated backlog	$2,969,959	$3,421,222	$3,326,181	$3,170,965	$3,018,331

	2023
	Q1	Q1 Adjusted
BOOKINGS AND ADJUSTED BOOKINGS GROWTH FACTORS

Organic
Engineered Products	0.9%	0.9%
Clean Energy & Fueling	(6.1)%	(6.1)%
Imaging & Identification	(1.8)%	(1.8)%
Pumps & Process Solutions	(1.2)%	(1.2)%
Climate & Sustainability Technologies	(30.6)%	(10.3)%
Total Organic	(7.6)%	(3.7)%
Acquisitions	1.0%	1.0%
Currency translation	(2.6)%	(2.6)%
Total*	(9.2)%	(5.3)%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represent diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act and gain/loss on dispositions.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Adjusted bookings represent bookings, excluding reversal of $90 million of previously booked orders from one customer in the first quarter of 2023 and $74 million of previously booked orders from one customer in the second quarter of 2022 within the Climate & Sustainability Technologies segment. This metric is useful for comparability with historical bookings.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Adjusted organic bookings represent organic bookings, excluding a reversal of $90 million of previously booked orders from one customer within the Climate & Sustainability Technologies segment. This metric is useful for comparability with historical organic bookings.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet been satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.